EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-84517 and 333-68011) on Form S-3, and in the registration statements (Nos. 333-279729, 333-272097, 333-265121, 333-256387, 333-238629, 333-231761, 333-225237, 333-221990, 333-217177, 333-215526, 333-213246, 333-206458, 333-196428, 333-195167, 333-189019, 333-185600, 333-181875, 333-179940, 333-174587, 333-169275, 333-166274, 333-157791, 333-151070, 333-151067, 333-134899, 333-125225, 333-125224, 333-116222, 333-108507, 333-106149, 333-103636, 333-103635, 333-103418, 333-100155, 333-99651, 333-97319, 333-97317, 333-75638, 333-77000, 333-71056, 333-63216, 333-56170, 333-45056, 333-38810, 333-32130, 333-90643, 333-84279, 333-77597, 333-77127, 333-68883, 333-60783, 333-50947, 333-45181, 333-42069, and 333-22663) on Form S-8, of our report dated December 18, 2024, with respect to the consolidated financial statements of Synopsys, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Santa Clara, California
December 18, 2024